Exhibit 10.12

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of August 10, 2026 (the “Effective Date”), by and between FDCTECH, INC., a Delaware corporation (the “Company”), and GLOBAL ALLIANCE CONSULTING GROUP, a California corporation, with its principal place of business at 8149 Pinnacle Peak Ave, Las Vegas, NV 89113 (the “Consultant”).

RECITALS

A. The Company engaged the Consultant to perform the bona fide operational and professional services described in Exhibit A (the “Services”). The Consultant shall perform the Services during the period from the Effective Date through August 28, 2026 (the “Completion Date”; such period, the “Performance Period”). The parties enter into this Agreement to set forth the terms of that engagement, including the consideration payable for the Services.

B. The Services shall be rendered to the Company in the ordinary course of its business and shall consist of management and consulting services, and of internal written analysis prepared for and delivered to the Company’s management. The Consultant shall not solicit, negotiate with, or communicate with any investor, lender, exchange, market operator, or other market participant on the Company’s behalf. The Services shall not relate to the offer or sale of securities in a capital-raising transaction and shall not directly or indirectly promote or maintain a market for the Company’s securities.

C. In consideration of the Services, and only upon the Consultant’s full performance and the Company’s written acceptance thereof, the Company will issue to the Consultant shares of its common stock, par value $0.0001 per share (the “Common Stock”), on the terms set forth herein (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. ENGAGEMENT AND SERVICES

1.1 Engagement. The Company engages the Consultant, and the Consultant accepts the engagement, to perform the Services described in Exhibit A. The Consultant shall perform the Services during the Performance Period, and Exhibit A describes the Services to be rendered together with the deliverables to be delivered and the date each is due. The Consultant shall complete performance on or before the Completion Date. This Agreement is executed on the date set forth in the signature blocks below and is effective as of the Effective Date, being the date on which the parties agreed the terms of the engagement and performance commenced.

1.2 Standard of Performance. The Consultant shall perform the Services in a professional and workmanlike manner consistent with applicable industry standards, shall devote such time and attention as is reasonably necessary, and shall comply with all laws applicable to the performance of the Services.

1.3 Nature of the Services; Express Exclusions. The Services are bona fide services to be rendered to the Company. Notwithstanding anything to the contrary, the Services do not and shall not include, and the Consultant shall not perform or be compensated for, any of the following:

(a) Any activity in connection with the offer or sale of securities of the Company in a capital-raising transaction, including the solicitation, identification, introduction, referral, or qualification of investors, negotiation of the terms of any securities transaction, participation in any offering, or assistance in the preparation of offering materials; provided that the preparation and delivery to the Company’s management, at the Company’s request, of internal written analysis comparing the commercial terms of financing proposals already received by the Company from third parties does not constitute an activity described in this clause (a), so long as the Consultant does not solicit, identify, introduce, refer, or qualify any lender or investor, does not negotiate with or communicate with any lender or investor on the Company’s behalf, and does not receive any compensation contingent upon or measured by reference to any financing;

(b) Any activity that directly or indirectly promotes or maintains a market for the Company’s securities, including investor relations, shareholder communications, stock promotion, awareness or visibility campaigns, distribution of research or newsletters concerning the Company, communications with market makers or broker-dealers concerning the Common Stock, or the placement of any advertisement, article, interview, social media content, or other communication concerning the Company’s securities;

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(c) Any activity requiring registration as a broker, dealer, investment adviser, or finder under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Advisers Act of 1940, or any state law analogue; or

(d) Any activity in connection with the listing or proposed listing of the Common Stock on any national securities exchange, other than (i) the provision of factual operational, financial, or technical information at the Company’s request and (ii) the preparation and delivery to the Company’s management, at the Company’s request, of internal written analysis of the published quantitative and qualitative initial listing standards of one or more markets and of the Company’s measured position against those standards, so long as such analysis is not submitted, communicated, or made available to any exchange, market operator, market maker, broker-dealer, investor, or other market participant, and the Consultant does not act as the Company’s representative before any exchange or market operator.

The Consultant shall promptly notify the Company in writing if the Consultant is asked or directed to perform any activity described in this Section 1.3, and shall decline to perform it. Any performance of an activity described in this Section 1.3 shall constitute a material breach of this Agreement.

1.4 Independent Contractor. The Consultant is an independent contractor and not an employee, agent, partner, or joint venturer of the Company. The Consultant has no authority to bind the Company, to enter into any agreement on its behalf, or to hold itself out as having such authority. The Consultant controls the manner and means by which the Services are performed and is responsible for all taxes, withholdings, insurance, and benefits relating to the Consultant. Neither party shall represent the relationship otherwise.

1.5 Reporting. The Consultant shall report to the Company’s Chief Executive Officer and Chief Financial Officer and shall provide written progress reports at such intervals as are specified in Exhibit A or as the Company reasonably requests. The Consultant shall maintain contemporaneous records of the Services performed, including dates and deliverables, and shall furnish such records to the Company upon request.

2. TERM AND TERMINATION

2.1 Term. The Performance Period ends on the Completion Date. This Agreement commences on the Effective Date and continues until the Company’s written acceptance of the deliverables under Exhibit A and the issuance of the Shares, unless earlier terminated in accordance with Section 2.2.

2.2 Termination. Either party may terminate this Agreement upon thirty (30) days’ prior written notice, and the Company may terminate immediately upon a material breach by the Consultant, including any breach of Section 1.3. Upon termination, the Consultant shall deliver all work product and Company property in its possession.

2.3 Effect of Termination on Compensation. If this Agreement terminates before the Consultant has fully performed the Services and the Company has accepted the deliverables in accordance with Section 3.3, no Shares shall be issued and the Consultant shall have no right to any Shares. The Company may, in its sole discretion, issue a pro rata number of Shares corresponding to deliverables actually completed and accepted, determined by the board of directors.

2.4 Survival. Sections 1.3, 2.3, 4, 5, 6, 7, 8, and 9 survive termination.

3. COMPENSATION

3.1 Share Consideration. As full and complete consideration for the Services, and subject to Section 3.3, the Company shall issue to the Consultant 1,000,000 shares of Common Stock. The number of Shares is fixed as of the Effective Date and is not subject to adjustment, other than for stock splits, reverse splits, recapitalizations, and similar events affecting the Common Stock generally. The parties have determined that the Shares constitute reasonable compensation for the Services based on the scope, deliverables, and value delivered to the Company as set forth in Exhibit A, and not by reference to the market price of the Common Stock.

3.2 No Contingent or Transaction-Based Compensation. The compensation payable under this Agreement is not, in whole or in part, (a) contingent upon or measured by reference to the amount of any capital raised by the Company, the completion of any financing, or the identity of any investor; (b) contingent upon or measured by reference to the market price, trading volume, or listing status of the Common Stock; (c) a success fee, finder’s fee, commission, or transaction-based compensation of any kind; or (d) contingent upon the filing or effectiveness of any registration statement. The Consultant is not entitled to any compensation other than as set forth in this Article 3.

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3.3 Condition Precedent to Issuance. No Shares shall be issued, and the Consultant shall have no right, title, or interest in any Shares, unless and until each of the following has occurred: (a) the Consultant has fully performed the Services and delivered all deliverables specified in Exhibit A; (b) the Consultant has executed and delivered the Certificate of Completion of Services attached as Exhibit B; (c) the Company has accepted such Certificate in writing; and (d) the board of directors of the Company has adopted resolutions determining the value of the Services received and authorizing issuance of the Shares. The Shares are not subject to any vesting schedule; they are earned in full, and issued, only upon satisfaction of the foregoing conditions. Prior to satisfaction of these conditions, the Consultant holds no equity interest of any kind in the Company, contingent or otherwise.

3.4 Valuation. The Company shall determine the fair value of the Shares for financial reporting purposes in accordance with ASC 718 and ASC 820 as of the grant date determined under ASC 718 (the “Measurement Date”), and shall recognize the corresponding expense in the reporting periods in which the Services were rendered. If the principal market for the Common Stock is an active market within the meaning of ASC 820 on the Measurement Date, fair value shall be the quoted price in that market. If the Company determines that the principal market is not an active market, whether by reason of limited trading volume, the absence of continuous two-sided quotations, or otherwise, fair value shall be measured using one or more valuation techniques consistent with ASC 820 that maximize the use of relevant observable inputs, taking the quoted price into account as an input rather than as the measurement. Any discount for lack of marketability shall be applied only to the extent it is attributable to a restriction that is a characteristic of the Shares themselves rather than of the Consultant and shall be measured over the period the Shares are reasonably expected to remain subject to such restriction. The Company acknowledges that ASC 820 does not permit an adjustment reflecting the size of the Consultant’s holding relative to trading volume. Any determination under this Section 3.4 shall be supported by a contemporaneous written valuation analysis prepared or reviewed by a qualified valuation professional. The Company’s determination under Section 3.4 is made solely for financial reporting and tax purposes and does not alter the number of Shares issuable under Section 3.1. The Company shall report the value of the Shares to the Consultant and to the Internal Revenue Service on Form 1099-NEC or such other form as is required. The Consultant is solely responsible for all federal, state, and local taxes arising from receipt of the Shares and acknowledges that the Company has made no representation regarding the tax treatment of the Shares.

3.5 Expenses. The Company shall reimburse the Consultant for reasonable out-of-pocket expenses that are pre-approved in writing, upon submission of supporting documentation. Reimbursed expenses are payable in cash and do not form part of the consideration for the Shares.

4. REPRESENTATIONS AND WARRANTIES OF THE CONSULTANT

The Consultant represents and warrants to the Company as of the Effective Date, and as of the date the Shares are issued, and acknowledges that the Company will rely on these representations in determining the availability of exemptions from registration, in preparing any registration statement covering resale of the Shares, and in making disclosures required by Item 507 of Regulation S-K:

4.1 Authority. The Consultant has full power and authority to enter into and perform this Agreement, and this Agreement constitutes the Consultant’s valid and binding obligation.

4.2 Status. The Consultant is a corporation organized under the laws of the State of California. The Services shall be performed solely by Javanshir Khazali, a resident of the State of Nevada, United States of America, acting in his capacity as an officer of the Consultant, and the Consultant shall not engage any employee, subcontractor, agent, or other person to perform any portion of the Services. The Consultant is bound by the obligations of confidentiality and by Section 1.3 set forth herein.

4.3 Bona Fide Services. The Services described in Exhibit A are bona fide services to be rendered to the Company during the Performance Period, and Exhibit A accurately and completely describes them. The written analysis described in Exhibit A shall be prepared for and delivered solely to the Company’s management and shall not be submitted, communicated, or made available to any exchange, market operator, lender, investor, broker-dealer, or other market participant. The Services shall not be in connection with the offer or sale of securities of the Company in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for the Company’s securities.

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4.4 No Broker Activity. The Consultant is not, and has not within the preceding three years been, a registered broker or dealer, a member or associated person of a member of the Financial Industry Regulatory Authority, Inc., an investment adviser, or a finder, and is not engaged in the business of underwriting, distributing, or dealing in securities. The Consultant has not received and will not receive any transaction-based compensation from the Company or any other person in connection with any securities transaction.

4.5 Accredited Investor; Sophistication. The Consultant is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of receiving the Shares. The Consultant has had access to the Company’s filings with the Securities and Exchange Commission (the “Commission”) and the opportunity to ask questions of the Company’s management.

4.6 Investment Purpose. The Consultant is acquiring the Shares for its own account, for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Consultant is not acquiring the Shares as a nominee or agent for any other person.

4.7 No Conduit; No Distribution Arrangement. The Consultant is not receiving the Shares on behalf of, at the direction of, or as a conduit for the Company or any affiliate of the Company. The Consultant has no agreement, arrangement, understanding, or commitment, written or oral, formal or informal, direct or indirect, with the Company, any affiliate of the Company, or any other person (a) regarding the distribution, resale, or other disposition of the Shares, (b) pursuant to which any portion of the proceeds of any resale of the Shares would be paid or remitted to, or used for the benefit of, the Company or any affiliate of the Company, or (c) obligating the Consultant to sell the Shares at any particular time, in any particular manner, or to any particular person.

4.8 Restricted Securities. The Consultant understands that the Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act, have not been registered under the Securities Act or any state securities laws, will bear a restrictive legend, and may not be offered, sold, pledged, or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Consultant understands that it may be required to bear the economic risk of holding the Shares for an indefinite period, that the Company is under no obligation to register the Shares except as expressly provided in Article 5.

4.9 No Short Sales or Hedging. Neither the Consultant nor any person acting on its behalf has engaged, and the Consultant covenants that it will not engage, in any short sale of the Common Stock as defined in Rule 200 of Regulation SHO, or in any purchase, sale, or grant of any option, put, call, swap, or other derivative or hedging transaction with respect to the Common Stock, from the Effective Date until such time as the Shares are freely tradable by the Consultant without volume or manner-of-sale limitation.

4.10 Disqualification Events. The Consultant is not subject to any “Disqualification Event” described in Rule 506(d)(1)(i) through (viii) under the Securities Act, and shall notify the Company immediately if the Consultant becomes subject to any such event.

4.11 Disclosure Cooperation. The Consultant shall furnish to the Company all information the Company or its counsel reasonably requests concerning the Consultant, the Services, and the Consultant’s relationship with the Company, including all information required by Item 507 of Regulation S-K, and consents to the inclusion of such information in any registration statement or periodic report. The Consultant acknowledges that the nature of its relationship with the Company over the preceding three years will be publicly disclosed in any registration statement covering resale of the Shares. The Consultant shall promptly notify the Company of any change that makes previously furnished information untrue or incomplete, and shall cooperate in responding to any comments of the Commission staff.

4.12 No Conflicts. The Consultant’s performance of the Services does not and will not conflict with, or constitute a breach of, any agreement, obligation, or duty owed by the Consultant to any third party, including any obligation of confidentiality or non-competition.

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4.13 No Affiliate Status; Beneficial Ownership. The Consultant is not, and has not been within the preceding three years, an affiliate of the Company within the meaning of Rule 405 under the Securities Act. Neither the Consultant nor any of its affiliates is or has been a director, officer, or employee of the Company or a holder of ten percent (10%) or more of any class of the Company’s voting securities, and no such person has any agreement, arrangement, or understanding with any director, officer, or ten percent (10%) or greater holder of the Company concerning the Company or its securities. Immediately following issuance of the Shares, the Consultant will beneficially own the Shares and no other securities of the Company, except as disclosed in writing to the Company prior to issuance.

4.14 Own Capacity. The Consultant acts in its own capacity and for its own account, and not on behalf of, or as nominee, agent, or conduit for, any other person. No other person has or shares the power to direct the voting or disposition of the Shares, other than the Consultant’s officers acting in their capacity as such. Neither the Consultant nor any of its officers, directors, managers, members, or equity holders is a director, officer, or employee of the Company, an affiliate of the Company, or a member of the immediate family of any of the foregoing. The Consultant shall promptly notify the Company of any change in the foregoing occurring prior to the issuance of the Shares.

4.15 Registration Not a Condition; Ability to Hold. The Consultant’s agreement to perform the Services and to accept the Shares as consideration therefor was not conditioned upon, and did not depend upon, the registration of the Shares or the availability of any market for their resale. The Consultant has the financial ability to bear the complete loss of its investment in the Shares and to hold the Shares for an indefinite period, and has no present plan, intention, agreement, arrangement, or understanding to distribute or resell the Shares. The Consultant has not coordinated, and shall not coordinate, the timing, pricing, or manner of any resale of the Shares with the Company, any affiliate of the Company, or any other holder of the Company’s securities.

4.16 Survival. The representations in this Article 4 survive the issuance of the Shares and the termination of this Agreement indefinitely.

5. REGISTRATION RIGHTS

5.1 Piggyback Registration; Mandatory Resale Registration. If the Company files a registration statement under the Securities Act covering the resale of shares of Common Stock by selling stockholders (as amended or supplemented from time to time, the “Registration Statement”), the Company shall include the Shares therein, subject to Sections 5.4 and 5.8. In addition, and notwithstanding anything to the contrary in this Article 5, the Company shall prepare and file with the Commission, on or before October 9, 2026 (the sixtieth day following the Effective Date), a registration statement on Form S-1 (or such other form as the Company is then eligible to use) covering the resale of the Shares by the Consultant, and shall thereafter use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable and to remain effective until the termination of the Company’s obligations under Section 5.7. For the avoidance of doubt, the Company’s obligation under this Section 5.1 is to publicly file such registration statement with the Commission by such date, and a confidential or draft submission shall not satisfy this obligation.

5.2 Nature of Obligation. Except for the Company’s obligation to file the registration statement by the date specified in Section 5.1, which is an absolute obligation, the Company’s obligations under this Article 5 are obligations of commercially reasonable efforts only. No monetary damages, liquidated damages, penalty, interest, or other payment shall accrue or be payable to the Consultant by reason of any delay in effectiveness or any failure to obtain effectiveness.

5.3 Intentionally omitted.

5.4 Selling Stockholder Questionnaire. As a condition for the inclusion of any Shares, the Consultant shall complete, execute, and deliver a selling stockholder questionnaire in the form provided by the Company.

5.5 Suspension; Regulation M. The Company may suspend use of the prospectus as it reasonably determines necessary. The Consultant acknowledges that it will be subject to the prospectus delivery requirements of the Securities Act and to Regulation M under the Exchange Act, and covenants to comply with the same.

5.6 Expenses. The Company shall bear registration expenses; the Consultant shall bear its own brokerage commissions, transfer taxes, and advisor fees.

5.7 Termination. The Company’s obligations under this Article 5 terminate on the earliest of (a) the date all Shares have been sold, (b) the date the Shares become eligible for resale by the Consultant without volume or manner-of-sale limitation under Rule 144, and (c) the second anniversary of the date the Shares are issued.

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5.8 Sequencing. Upon the Consultant’s full performance of the Services and delivery of all deliverables specified in Exhibit A, the Company shall satisfy the remaining conditions set forth in Section 3.3 and issue the Shares prior to the filing of any registration statement covering the resale of the Shares. The Company shall issue the Shares in sufficient time to permit the Company to file the registration statement required by Section 5.1 on or before the date required thereby.

6. CONFIDENTIALITY

6.1 Confidential Information. The Consultant shall hold in strict confidence all non-public information of the Company disclosed to or learned by the Consultant in connection with the Services and shall use such information solely to perform the Services. This obligation does not extend to information that is or becomes public through no fault of the Consultant, was rightfully known to the Consultant without restriction prior to disclosure, or is required to be disclosed by law, provided the Consultant gives the Company prompt notice and cooperates in seeking protective treatment.

6.2 Securities Law Acknowledgment. The Consultant acknowledges that it may receive material non-public information concerning the Company and that United States securities laws prohibit any person in possession of material non-public information from purchasing or selling securities of the Company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Consultant shall comply with the Company’s insider trading policy as in effect from time to time.

7. INTELLECTUAL PROPERTY

7.1 Work Product. All deliverables, work products, inventions, discoveries, designs, software, documentation, and other materials conceived, created, or reduced to practice by the Consultant in the course of performing the Services (collectively, “Work Product”) are and shall be the sole and exclusive property of the Company. To the extent any Work Product qualifies as a “work made for hire” under United States copyright law, it shall be deemed such. To the extent it does not, the Consultant hereby irrevocably assigns to the Company all rights, title, and interests in and to the Work Product, including all patent, copyright, trademark, and trade secret rights.

7.2 Further Assurances. The Consultant shall execute all documents and take all actions reasonably requested by the Company to perfect, record, or enforce the Company’s rights in the Work Product, at the Company’s expense.

7.3 Pre-Existing Materials. The Consultant retains ownership of any materials it owned prior to the Effective Date and grants the Company a perpetual, irrevocable, worldwide, royalty-free license to use any such materials incorporated into the Work Product.

8. INDEMNIFICATION

8.1 By the Consultant. The Consultant shall indemnify and hold harmless the Company and its officers, directors, employees, and agents from and against any losses arising out of (a) any breach of this Agreement by the Consultant, including any breach of Section 1.3 or Article 4, (b) any claim that the Work Product infringes the intellectual property rights of a third party, and (c) any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Consultant for use in any registration statement or periodic report.

8.2 By the Company. The Company shall indemnify the Consultant against losses arising out of any untrue statement of a material fact contained in any registration statement covering resale of the Shares, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such statement or omission is made in reliance upon and in conformity with information furnished in writing by the Consultant.

9. MISCELLANEOUS

9.1 Governing Law; Venue. This Agreement is governed by the laws of the State of Delaware, without regard to conflict of laws principles. Each party submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware.

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9.2 Entire Agreement. This Agreement, together with its exhibits, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, whether oral or written. There are no agreements, arrangements, or understandings between the parties concerning the Shares or the Services other than as expressly set forth herein.

9.3 Amendment; Waiver. No provision may be amended or waived except by a written instrument signed by both parties.

9.4 Assignment. The Consultant may not assign this Agreement or delegate the Services without the Company’s prior written consent. The Services are personal to the Consultant.

9.5 Severability. If any provision is held invalid or unenforceable, the remaining provisions continue in full force and effect.

9.6 Notices. All notices shall be in writing and delivered by hand, overnight courier, or electronic mail to the addresses set forth on the signature page, and shall be deemed given upon receipt.

9.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and delivered electronically, each of which shall be deemed an original.

9.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their permitted successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date.

COMPANY:

FDCTECH, INC.

By:
Name:	Mitchell M. Eaglstein
Title:	CEO, Director
Date:	August 10, 2026

CONSULTANT:

GLOBAL ALLIANCE CONSULTING GROUP

By:
Name:	Javanshir Khazali
Title:	CEO
Date:	August 10, 2026

Address:	8149 Pinnacle Peak Ave, Las Vegas, NV 89113, United States of America
Email:	javan@globalacg.com

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EXHIBIT A

Statement of Work

This Exhibit A forms part of, and is subject to, the Consulting Agreement dated August 10, 2026 (the “Agreement”) between FDCTech, Inc. (the “Company”) and the undersigned (the “Consultant”). Capitalized terms used and not defined herein have the meanings given in the Agreement. This Exhibit A speaks as of the Completion Date, being August 28, 2026, and records the Services as actually rendered, the deliverables as actually delivered and the date each was delivered. References in this Exhibit A to Services performed, analyses prepared and deliverables delivered are to be read as of that date, notwithstanding that the Agreement was executed on the Effective Date. Certain counterparties, prospective financing sources and third-party advisers are described by function rather than by name for confidentiality reasons; the Company maintains a schedule identifying each of them, which is available to the board of directors, the Company’s auditors and the Company’s counsel on request.

For the avoidance of doubt, this Exhibit A describes only Services performed during the Performance Period stated in Section 4. Work performed by the Consultant before the start date or after the completion date is not Services under the Agreement and is not compensated by the Shares.

1. Description of Services.

(a) Management and consulting services to the Company’s executive management. Business function served: general management support, operational review and corporate-development advisory delivered to the Company’s executive management, of the character described at https://globalacg.com/#service. Problem addressed: the Company’s executive management required an experienced, independent resource to review the Company’s operating structure, reporting practices and corporate-development pipeline, and to provide structured written recommendations that management could act upon without engaging multiple specialist advisers. The Consultant conducted a review of the Company’s organizational structure, internal reporting cadence, subsidiary and business-unit reporting lines, and the sequencing of the Company’s corporate-development initiatives; participated in working sessions with the Chief Executive Officer and Chief Financial Officer; and delivered a written management report setting out findings, prioritized recommendations, and an implementation sequence with owners and target dates. All work under this item was internal-facing and was delivered solely to the Company’s executive management.

(b) Uplist readiness analysis — OTCQB and Nasdaq. Business function served: strategic planning and financial reporting readiness for the Company’s executive management. Problem addressed: the Company’s Common Stock trades on the OTCID market, and management required an objective written assessment of what the Company would have to achieve, and in what sequence, to satisfy the published initial qualification standards of the OTCQB Venture Market and of The Nasdaq Stock Market before any decision to pursue a market transition could sensibly be taken. The Consultant assembled the current published quantitative and qualitative initial listing standards for the OTCQB Venture Market and for the Nasdaq Capital Market (including each of the equity, market-value-of-listed-securities and net-income standards), measured the Company’s reported and projected position against each standard, and produced a written gap analysis identifying, for each unmet criterion, the magnitude of the shortfall, the corporate or financial action capable of closing it, the estimated lead time, and the dependencies between actions. The analysis addressed bid-price and round-lot-holder requirements, public-float and market-value thresholds, stockholders’ equity and operating-history tests, audit and periodic-reporting currency, corporate-governance composition and independent-director requirements, audit-committee composition, and the application and fee sequence for each market. The analysis was prepared for and delivered solely to the Company’s executive management and was not submitted or communicated to any exchange, market operator, market maker, broker-dealer, investor or other market participant.

(c) Uplist readiness analysis — London Stock Exchange and NYSE American. Business function served: strategic planning and comparative assessment of cross-border listing alternatives for the Company’s executive management. Problem addressed: management wished to understand whether a listing venue outside the Company’s current market, or in addition to it, would be feasible, and required the same objective standard-by-standard treatment applied to the venues addressed in item (b) so that the alternatives could be compared on a consistent basis. The Consultant assembled the published admission and eligibility criteria for the London Stock Exchange (addressing both the Main Market and AIM, including the nominated adviser requirement, the free-float expectation, working-capital-statement and admission-document requirements, and the applicable accounting-standards and audit requirements) and for NYSE American (addressing the alternative listing standards, stockholders’ equity, pre-tax income and market-capitalization tests, public-float and round-lot-holder distribution requirements, minimum-price requirements, and corporate-governance requirements), measured the Company’s position against each, and produced a written comparative assessment ranking the four venues addressed in items (b) and (c) by feasibility, estimated cost, estimated timeline, ongoing compliance burden and reporting consequences, together with a recommended sequencing. The analysis was prepared for and delivered solely to the Company’s executive management and was not submitted or communicated to any exchange, market operator, market maker, broker-dealer, investor or other market participant.

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(d) Comparative analysis of financing terms and conditions presented by prospective lenders. Business function served: internal evaluation of financing proposals already received by the Company, for the benefit of the Company’s executive management. Problem addressed: the Company had received financing proposals and indicative term sheets from prospective lenders, expressed in materially different formats and on materially different bases, and management had no consistent framework against which to compare their true economic cost and their consequences for the Company’s capital structure, financial reporting and future listing eligibility. The Consultant reviewed each proposal and prepared a written comparative analysis addressing, on a normalized basis for each lender: stated and effective interest cost; original issue discount, commitment, diligence and other fees; the amortization or repayment profile; conversion mechanics, including any variable or market-referenced conversion formula, discount to market, look-back period and floor price; anti-dilution and reset provisions; prepayment rights and penalties; default rates, cure periods and cross-default triggers; covenant packages and reporting undertakings; security, guarantee and subsidiary-level requirements; registration and share-reservation undertakings; and the modeled dilution and financial-reporting consequences of each structure under a range of price scenarios, together with the effect of each structure on the listing-standard measures analyzed in items (b) and (c). The Consultant delivered a consolidated comparison matrix and a written recommendation memorandum to the Company’s executive management. The Consultant did not solicit, identify, introduce, refer or qualify any lender, did not communicate or negotiate with any lender or prospective lender on the Company’s behalf, and received no compensation contingent upon or measured by reference to any financing. All work under this item was internal-facing and was delivered solely to the Company’s executive management.

2. Deliverables and Completion Criteria.

No.	Deliverable and form of delivery	Due date	Objective completion criteria
1	Written management report to the Company’s executive management: review of organizational structure, internal reporting cadence, business-unit reporting lines and corporate-development sequencing, with prioritized recommendations, owners and target dates.	August 28, 2026	Report delivered by electronic mail to the Chief Executive Officer and Chief Financial Officer, stating each finding, the recommendation responding to it, the assigned owner and the target implementation date.

2	Written uplist readiness analysis — OTCQB Venture Market and Nasdaq Capital Market: standard-by-standard measurement of the Company against each published initial qualification criterion, with a gap analysis for each unmet criterion.	August 17, 2026	Report delivered in writing to the Company’s Chief Executive Officer and Chief Financial Officer, stating each listing criterion, the Company’s measured position against it, the magnitude of any shortfall, the action capable of closing it and the estimated lead time.

3	Written uplist readiness analysis — London Stock Exchange (Main Market and AIM) and NYSE American, together with a consolidated four-venue comparative assessment ranking the venues by feasibility, cost, timeline and ongoing compliance burden, with recommended sequencing.	August 21, 2026	Comparative assessment delivered in writing to the Company’s executive management, addressing each of the four venues on a consistent criterion-by-criterion basis and stating the recommended sequencing.

4	Written comparative analysis of the financing terms and conditions proposed by prospective lenders, normalized across interest cost, fees and original issue discount, repayment profile, conversion mechanics, covenants, security and reporting undertakings.	August 25, 2026	Analysis delivered in writing to the Company’s executive management, presenting each lender’s terms on a normalized basis with the modeled economic cost and dilution consequences of each structure.

5	Written comparative analysis of the financing terms and conditions proposed by a further prospective lender, and consolidated comparison matrix and written recommendation memorandum, including the effect of each financing structure on the listing-standard measures analyzed in deliverables 2 and 3.	August 28, 2026	Consolidated comparison matrix and recommendation memorandum delivered in writing to the Company’s executive management, stating a reasoned recommendation and the basis for it.

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Each deliverable is delivered in writing, by electronic mail to the Company’s Chief Financial Officer and Chief Executive Officer, in Microsoft Word or Adobe PDF format. Each deliverable listed above was delivered on or before its stated due date and has been accepted by the Company. No deliverable was submitted, communicated, or made available to any exchange, market operator, market maker, broker-dealer, lender, investor, or other market participant.

3. Personnel.

The Services shall be performed on the Consultant’s behalf by the following natural person. No portion of the Services shall be performed by any other person.

Name: Javanshir Khazali. Role: sole performer of the Services on behalf of the Consultant; responsible for the management and consulting review, the uplist readiness analyses, and the comparative lender-terms analysis described in Section 1. Relevant qualifications: management and corporate-development consulting experience of the character described at https://globalacg.com. Javanshir Khazali is not, and was not during the Performance Period, a director, officer, or employee of the Company, and is not, and was not during the Performance Period, a broker-dealer or a person associated with a broker-dealer.

4. Performance Period.

Start date: August 10, 2026. Completion date: August 28, 2026.

5. Allocation of Share Consideration.

The table below allocates the share consideration payable under Section 3.1 of the Agreement across the deliverables listed in Section 2, by reference to the relative significance of each deliverable to the Company and the dated written work product evidencing it. The allocation is subject to confirmation by the Consultant in the certificate at Exhibit B.

Deliv.	Work performed	Shares allocated	ASC 718 value (USD, net of 50% DLOM)	Dates
1	Management and consulting review of organizational structure, internal reporting cadence, business-unit reporting lines, and corporate-development sequencing; working sessions with executive management; written management report with prioritized recommendations.	200,000	78,000	Aug 10 – Aug 28

2	Assembly of the published initial qualification standards of the OTCQB Venture Market and the Nasdaq Capital Market; measurement of the Company against each quantitative and qualitative criterion; written gap analysis stating shortfall, remedial action, lead time and dependencies.	250,000	97,500	Aug 10 – Aug 17

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Deliv.	Work performed	Shares allocated	ASC 718 value (USD, net of 50% DLOM)	Dates
3	Assembly of the London Stock Exchange (Main Market and AIM) and NYSE American admission and eligibility criteria; measurement of the Company against each; consolidated four-venue comparative assessment ranking feasibility, cost, timeline and ongoing compliance burden, with recommended sequencing.	200,000	78,000	Aug 17 – Aug 21

4	Review and normalization of the financing terms and conditions proposed by prospective lenders across interest cost, fees and original issue discount, repayment profile, conversion mechanics, covenants, security and reporting undertakings; modeled economic cost and dilution.	200,000	78,000	Aug 18 – Aug 25

5	Review and normalization of the financing terms and conditions proposed by a further prospective lender; consolidated comparison matrix; written recommendation memorandum, including the effect of each structure on the listing-standard measures analyzed above.	150,000	58,500	Aug 24 – Aug 28

	Total share consideration	1,000,000	390,000	Aug 10 – Aug 28
				(15 business days)

Basis for the determination that the share consideration in Section 3.1 of the Agreement represents reasonable compensation for the Services. This determination speaks as of the Measurement Date, being August 28, 2026, and records the board’s determination made on that date. The Company did not determine reasonableness by reference to time expended. The Services were procured and valued on a project basis, consistent with the manner in which the Company engages management consulting, capital-markets advisory and financial-analysis resources of this character. The Consultant acted as the Company’s principal independent advisory resource during the Performance Period and performed work that would otherwise have required the separate engagement of a management consultant, a capital-markets adviser experienced in United States and United Kingdom listing standards, and a financial analyst to model and compare competing financing structures. The board of directors considered in particular: (a) the management and consulting review described in Section 1(a), and the prioritized implementation plan delivered to executive management; (b) the uplist readiness analyses described in Sections 1(b) and 1(c), which measured the Company against the published initial qualification standards of the OTCQB Venture Market, the Nasdaq Capital Market, the London Stock Exchange (Main Market and AIM) and NYSE American, and which identified for each unmet criterion the magnitude of the shortfall, the action capable of closing it, the estimated lead time and the dependencies between actions; and (c) the comparative lender-terms analysis described in Section 1(d), which normalized the financing proposals received from prospective lenders onto a single basis and quantified the effective economic cost, the conversion and reset mechanics, the covenant and security consequences and the modeled dilution of each, enabling the Company to evaluate those proposals on an informed basis. The board determined that the value delivered to the Company, measured by reference to the cost of procuring equivalent advice separately and the consequences of the decisions the analyses informed, is not less than the grant-date fair value of the Shares. The Shares comprise 1,000,000 shares of Common Stock. Their grant-date fair value is measured in accordance with ASC 718 as of the Measurement Date determined under Section 3.4 of the Agreement, being the grant date at which the parties reached a mutual understanding of the key terms and conditions of the award and the board of directors adopted the resolutions contemplated by Section 3.3(d). The per-share grant-date fair value shall be determined in accordance with Section 3.4 of the Agreement, taking as the starting point the closing quoted market price of the Common Stock on the Measurement Date, and shall be documented in the contemporaneous written valuation analysis required by that Section. For purposes of the table above, the board of directors has preliminarily determined that the OTCID market for the Common Stock is not an active market within the meaning of ASC 820, by reason of limited and intermittent trading volume, and that grant-date fair value should accordingly be measured using a valuation technique that takes the quoted price into account as an input rather than as the measurement. On that preliminary basis the board has applied a discount for lack of marketability of 50%, producing an indicative fair value of USD 0.39 per share against a quoted market price of USD 0.78 per share, or USD 390,000 in the aggregate. That determination is preliminary and is subject in all respects to Section 3.4, including the requirement that it be supported by a contemporaneous written valuation analysis prepared or reviewed by a qualified valuation professional, and the board has not applied, and does not rely upon, any adjustment reflecting the size of the Consultant’s holding relative to trading volume. The discount, the per-share fair value, and the aggregate amount stated above are indicative only and are subject to adjustment upon completion of that analysis and of the Company’s audit, and the figures in the table above shall be conformed to the amounts so determined. The resulting cost is recognized in the reporting period or periods in which the Services were rendered, in accordance with Section 3.4 of the Agreement. The share count is expressed on a post-corporate-action basis consistent with the Company’s capitalization as of the Measurement Date.

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6. Reporting Cadence.

The Consultant reported to the Company’s Chief Executive Officer and Chief Financial Officer. Reporting consisted of: (i) working sessions with the Chief Executive Officer and Chief Financial Officer at the commencement of each workstream to confirm scope and assumptions; (ii) a written interim report by electronic mail on completion of each of the uplist readiness analyses; (iii) a written report on completion of the comparative lender-terms analysis, accompanied by the consolidated comparison matrix; (iv) prompt written notification of any finding material to the Company’s listing eligibility or to the evaluation of any financing proposal; and (v) participation in calls with the Company as requested. No Services were performed on an oral-reporting-only basis.

7. Confirmation of Exclusions.

No item of Services described in this Exhibit A relates to the offer or sale of securities in a capital-raising transaction, or directly or indirectly promotes or maintains a market for the Company’s securities. All Services described above consist of management and consulting services and of internal written analysis prepared for and delivered solely to the Company’s executive management. The uplist readiness analyses described in Sections 1(b) and 1(c) were prepared at the Company’s request as internal analytical work and were not submitted, communicated or made available to any exchange, market operator, market maker, broker-dealer, investor or other market participant, and the Consultant did not act as the Company’s representative before any exchange or market operator. The comparative lender-terms analysis described in Section 1(d) was limited to the evaluation of financing proposals already received by the Company from third parties; the Consultant did not solicit, identify, introduce, refer or qualify any lender or investor, did not negotiate with or communicate with any lender or prospective lender on the Company’s behalf, and did not participate in any offering or assist in the preparation of any offering materials. The Consultant is not, and was not during the Performance Period, a broker-dealer or a person associated with a broker-dealer. The Consultant had no contact with investors, lenders, placement agents, underwriters or market participants on behalf of the Company in connection with the Services. No compensation payable under the Agreement is contingent upon or measured by reference to any capital raised by the Company, any financing obtained by the Company, any change in the listing venue of the Common Stock, or the market price or trading volume of the Common Stock.

Initialed by Consultant: _________

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EXHIBIT B

Certificate of Completion of Services

Reference is made to the Consulting Agreement dated August 10, 2026 (the “Agreement”) between FDCTech, Inc. (the “Company”) and the undersigned (the “Consultant”). Capitalized terms used and not defined herein have the meanings given in the Agreement.

The Consultant hereby certifies to the Company as follows:

1. The Consultant has fully performed all Services described in Exhibit A to the Agreement and has delivered all deliverables specified therein. The Services were performed during the period from August 10, 2026 to August 28, 2026.

2. The specific deliverables completed and delivered are as follows, together with the date each was delivered:

(i) Written management report to executive management on organizational structure, internal reporting cadence, business-unit reporting lines and corporate-development sequencing, with prioritized recommendations, owners and target dates — delivered August 28, 2026.

(ii) Written uplist readiness analysis — OTCQB Venture Market and Nasdaq Capital Market, with standard-by-standard gap analysis — delivered August 17, 2026.

(iii) Written uplist readiness analysis — London Stock Exchange (Main Market and AIM) and NYSE American, together with the consolidated four-venue comparative assessment and recommended sequencing — delivered August 21, 2026.

(iv) Written comparative analysis of the financing terms and conditions proposed by prospective lenders, normalized across economic cost, conversion mechanics, covenants and security — delivered August 25, 2026.

(v) Written comparative analysis of the financing terms and conditions proposed by a further prospective lender, consolidated comparison matrix and written recommendation memorandum — delivered August 28, 2026.

3. The Services were performed on behalf of the Consultant by the following natural person: Javanshir Khazali, in his capacity as an officer of the Consultant, who is not, and was not during the Performance Period, a director, officer, or employee of the Company, and who is not, and was not during the Performance Period, a broker-dealer or a person associated with a broker-dealer. Neither the Consultant nor any of its officers, directors, or equity holders is, or was during the Performance Period, a broker-dealer or a person associated with a broker-dealer.

4. No portion of the Services related to the offer or sale of securities of the Company in a capital-raising transaction, and no portion of the Services directly or indirectly promoted or maintained a market for the Company’s securities. The uplist readiness analyses and the comparative lender-terms analysis were prepared as internal written analysis for the Company’s executive management and were not submitted, communicated or made available to any exchange, market operator, market maker, broker-dealer, lender, investor or other market participant.

5. The Consultant has not received, and is not entitled to receive, any compensation from the Company or any other person that is contingent upon or measured by reference to any capital raised by the Company, any financing obtained by the Company, any change in the listing venue of the Common Stock, the market price or trading volume of the Common Stock, or the effectiveness of any registration statement.

6. Each representation and warranty of the Consultant set forth in Article 4 of the Agreement is true and correct as of the date hereof as though made on and as of the date hereof, including the representations regarding affiliate status, the Consultant’s own capacity, the absence of any plan or arrangement to distribute or resell the Shares, and the absence of any coordination of resales with the Company or any other holder.

7. The Consultant acknowledges that the Company will rely on this Certificate in issuing the Shares, in determining the availability of an exemption from registration, and in preparing any registration statement covering resale of the Shares, and that this Certificate may be filed with or furnished to the Securities and Exchange Commission.

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CONSULTANT:

GLOBAL ALLIANCE CONSULTING GROUP

By:	Date:	August 28, 2026

Print name:	Javanshir Khazali
Title:	CEO

ACCEPTED BY THE COMPANY:

The Company has reviewed the deliverables described above and accepts the Services as complete. The board of directors has determined the value of the Services received and authorized issuance of the Shares by resolution dated August 28, 2026.

FDCTECH, INC.

By:		Date:	August 28, 2026
Name:	Mitchell M. Eaglstein
Title:	CEO, Director

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